                                                                  Exhibit 10(b)


October 22, 1998

Via Facsimile and Airborne Express (in duplicate)

Mr. Robert A. Lange, Sr. Vice President
Lindner Funds
7711 Carendolet Avenue, Suite 700
St. Louis MO  63105

Re:      Redemption of Series C Preferred Stock

Dear Mr. Lange:

Reference is made to the Letter Agreement between Interleaf and the Lindner Funds dated August 19, 1998 (the "Letter Agreement"). This will confirm that Interleaf and the Lindner Funds have agreed to amend the Letter Agreement in the manner described as "Alternative No. 1" in our letter to you dated October 8, 1998. Accordingly, the Series C Shares shall be redeemed at a price of $ .390625 per share, for a total redemption price of $1,578,669. Our checks in the total amount of $1,578,669 are enclosed with this letter. Once this letter is countersigned and payment received by you, the Series C Shares shall be redeemed and deemed no longer outstanding. Please forward all certificate(s) representing the Series C Shares to:

         Craig Newfield, General Counsel
         Interleaf, Inc.
         62 Fourth Avenue
         Waltham, MA 01254

There are no conditions to the obligations of Interleaf to redeem the Series C Shares. This transaction shall be consummated pursuant to the terms and conditions of the Letter Agreement, which remains in full force and effect, as amended hereby. Please indicate the agreement of the Lindner Funds to the foregoing terms and conditions by obtaining their authorized signatures where provided below. Thank you for your cooperation.

Interleaf, Inc.



By:  /s/ Craig Newfield
     ------------------
     Craig Newfield, General Counsel          AGREED:

         Lindner Growth Fund                  Lindner Dividend Fund


By:      /s/ Robert A. Lange                  By:/s/ Robert A. Lange

Name:    Robert A. Lange                      Name: Robert A. Lange

Title:   Senior Vice President                Title: Senior Vice President

Date:    October 26, 1998                     Date:    October 26, 1998